UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D. C. 20549

                         ------------------------------

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

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       Date of Report (Date of earliest event reported): January 19, 2006

                         GALAXY NUTRITIONAL FOODS, INC.
             (Exact Name of Registrant as Specified in its Charter)


          Delaware                      1-15345                 25-1391475
 (State or other jurisdiction   (Commission File Number)      (IRS Employer
      of incorporation)                                     Identification No.)


                      2441 Viscount Row                          32809
                       Orlando, Florida                        (Zip Code)
           (Address of principal executive offices)

       Registrant's telephone number, including area code: (407) 855-5500

         (Former name or former address, if changed since last report.)


      Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5   Corporate Governance and Management

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

      Mr. Charles L. Jarvie and Mr. Thomas R. Dyckman resigned as directors from Galaxy Nutritional Foods, Inc. (the "Company"), on January 19, 2006 and on January 21, 2006, respectively, each for personal reasons. Additionally, Ms. Joanne R. Bethlahmy, another director of the Company, will be performing certain consulting services for the Company and has therefore resigned her position on the Audit Committee effective January 21, 2006. She will retain her position as a member of the Company's Board of Directors and as a member of the Compensation Committee.

      The Board of Directors is currently comprised of three independent directors and two non-independent directors. The Company is currently seeking to fill the two vacancies on the Board of Directors with two additional independent members who will also have the necessary qualifications to serve on the Audit Committee.

SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                                 GALAXY NUTRITIONAL FOODS, INC.


January 25, 2006                                 By:    /s/ Salvatore J. Furnari
                                                        ------------------------
                                                 Name:  Salvatore J. Furnari
                                                 Title: Chief Financial Officer